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                                                                    EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement (File No. 333-49050) of Deswell Industries Inc. (the "Company") of our report dated 30 June 2000, appearing in the Annual Report on Form 20-F of the Company for the year ended 31 March 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte Touche Tohmatsu

Hong Kong
31 January 2001